EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-69923 of ACTV, Inc. on Form S-3, of our report dated March 11, 1999, appearing in the Annual Report on Form 10-K of ACTV, Inc. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.





/s/ Deloitte & Touche, LLP
--------------------------



New York, New York
March 19, 1999



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